Exhibit 99
QUARTERLY REPORT Third Quarter 2009 Centra

To Our Shareholders, Customers, and Friends:

Centra's performance for the third quarter of 2009 resulted in an increase in net income of 6% to $2.2 million, marking yet another period of record earnings. Profitability has improved every year since our inception. Our capital and liquidity levels are very strong and we continue to lend actively in all of our markets. Tier 1 risk based capital and total risk based capital ratios remained significantly above "well capitalized" levels, the highest regulatory standard for banks.

Our credit quality ratios continue to compare very favorably to our peers. Non-performing assets as a percentage of total assets were 1.2% as of September 30, 2009. Annualized net charge offs were 0.3% of average loans for the first nine months of 2009. Our 30-89 day delinquent loans as a percent of total loans were 0.5% at September 30, 2009. These results are a testament to Centra's disciplined credit culture throughout our history.

For the second consecutive year, *Inc. Magazine* has ranked Centra on its annual list of the 5,000 fastest growing companies in the country. In this September 2009 issue, Centra earned the #3 position among all banks in the nation and was ranked #93 of the entire Financial Services sector in the United States. To be included in this group means that Centra is in the top 1/100th of 1% among all 19 million businesses in the nation.

On September 24, 2009, area business leaders and officials gathered to help us celebrate our newly constructed North Pointe Drive office in Hagerstown, Maryland, the third office in that area and our first newly constructed facility. Just three weeks after this grand opening, we announced plans for a new headquarters building for Hagerstown to be constructed at the corner of Dual Highway and Mount Aetna Road, arguably one of the most dynamic locations in the Washington County Market. These openings demonstrate our continued ability to move forward, drawing on the deep experience of our board and leadership team that is seasoned and ready to elevate market share in the greater Hagerstown area.

The year 2009 has brought significant government intervention into our industry (TARP), the doubling of premiums and significant one time charges of our deposit insurance (FDIC), the universal tightening of credit and the potential of increased capital reserve requirements looming on the horizon. Despite these significant headwinds, Centra continues to gain momentum by building franchise value for our customers, shareholders and employees.

Behind the numbers is the story of a bank with both seasoned board members and employees who act like owners and stress the art of keeping things simple. If you think this is a repeat of something that you have heard before, you are correct. All of these notions were discussed, listed in a prospectus, advertised through the media, critiqued through public opinion and implemented in 1999, ten years ago this month. It was then that our Board and management team were coming together to open a bank where customers were to be treated as guests and not as an inconvenience...where you spoke to a banker every time you called, not a tape recorder, and where confidence brings you in and satisfaction brings you back.

The determination that was necessary to address the challenges of starting a company remains with each and every one of us as we face the tasks that lie ahead. My thanks go out to all investors who continue to support our efforts.

Douglas J. Leech
Chairman, CEO and Founder

dleech@centrabank.com

CURRENT VALUE OF A
$10,000 INVESTMENT
IN CENTRA STOCK
MADE NOVEMBER 1, 1999
= $32,884

**Assumes all dividends reinvested*

Centra Financial Holdings, Inc., and Subsidiaries
Consolidated Statements of Condition (Dollars in Thousands, except Per Share Data) (Unaudited) September 30, September 30, 2009 2008 ASSETS Cash and due from banks $ 6,457 $ 19,893 Interest-bearing deposits in other banks 5,235 955 Federal funds sold 47,220 Total cash and cash equivalents 58,912 20,848 Available-for-sale securities, at estimated fair value (amortized cost of $126,346 in 2009 and $121,644 in 2008) 129,267 120,548 Other investments (carried at cost) 2,922 2,515 Loans, net of unearned income 1,030,869 1,011,927 Allowance for loan losses (16,482) (15,229) Net loans 1,014,387 996,698 Premises and equipment 22,803 21,228 Loans held for sale 2,724 3,017 Goodwill and other intangibles 15,742 16,482 Other assets 27,251 23,076 Total assets $ 1,274,008 $ 1,204,412 LIABILITIES Deposits Non-interest bearing $ 151,260 $ 135,317 Interest-bearing 952,748 902,757 Total deposits 1,104,008 1,038,074 Short-term borrowings 34,230 42,798 Long-term debt 20,000 20,000 Other liabilities 12,539 10,685 Total liabilities 1,170,777 1,111,557 STOCKHOLDERS’ EQUITY Preferred stock, $1 par value, 1,000,000 authorized, none issued Common stock, $1 par value, 50,000,000 authorized, 6,994,921 and 5,988,740 issued and outstanding, respectively 6,995 5,989 Additional paid-in capital 95,901 81,847 Accumulated (deficit) earnings (1,418) 4,168 Accumulated other comprehensive income 1,753 851 Total equity 103,231 92,855 Total liabilities and stockholders’ equity $ 1,274,008 $ 1,204,412

Centra Financial Holdings, Inc., and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands, except Per Share Data)
(Unaudited)

	Nine Months Ended Sept. 30, 2009	Nine Months Ended Sept. 30, 2008	Quarter Ended Sept. 30, 2009	Quarter Ended Sept. 30, 2008
INTEREST INCOME				
Loans, including fees	$ 45,652	$ 47,692	$ 15,223	$ 16,069
Loans held for sale	126	135	27	41
Securities available-for-sale	3,066	4,102	977	1,215
Interest-bearing bank balances	1	22	----	3
Federal funds sold	10	313	6	49
Total interest income	48,855	52,264	16,233	17,377
INTEREST EXPENSE				
Deposits	16,103	21,377	5,082	6,835
Short-term borrowed funds	242	704	58	317
Long-term debt	459	802	130	243
Total interest expense	16,804	22,883	5,270	7,395
Net interest income	32,051	29,381	10,963	9,982
Provision for credit losses	2,506	1,971	1,186	813
Net interest income after provision for credit losses	29,545	27,410	9,777	9,169
OTHER INCOME				
Service charges on deposit accounts	2,712	2,071	952	877
Other service charges and fees	1,858	1,818	644	614
Secondary market income	1,067	995	281	276
Security (losses) gains	(336)	212	----	17
Other	540	687	153	236
Total other income	5,841	5,783	2,030	2,020
OTHER EXPENSE				
Salary and employee benefits	11,501	12,430	4,019	4,020
Occupancy expense	2,025	1,901	745	631
Equipment expense	1,741	1,596	578	560
Advertising	1,122	1,014	431	344
Professional fees	669	902	188	381
Data processing	1,880	1,620	617	587
Other outside services	761	667	246	251
Regulatory assessments	1,526	536	389	188
Other	3,370	3,826	1,217	1,253
Total other expense	24,595	24,492	8,430	8,215
Net income before income tax	10,791	8,701	3,377	2,974
INCOME TAX EXPENSE	3,709	2,917	1,223	945
Net income	7,082	5,784	2,154	2,029
Dividends and accretion on preferred stock and warrants	$ 923	$ ----	$ ----	$ ----
Net income applicable to common shareholders	$ 6,159	$ 5,784	$ 2,154	$ 2,029
Basic earnings per share	$ 0.89	$ 0.88	$ 0.31	$ 0.31
Diluted earnings per share	$ 0.85	$ 0.81	$ 0.29	$ 0.28
Weighted average shares outstanding - basic	6,912,570	6,578,798	6,970,533	6,587,614
Weighted average shares outstanding - diluted	7,284,451	7,127,680	7,327,725	7,126,176
Cash dividends declared per share	$ 0.15	$ 0.15	$ 0.05	$ 0.05

Centra Total Assets Total Loans Total Deposits Net Income for Third Quarter

Class of 2000
Ranked by Cumulative Earnings*

Rank	Bank	City, State	Assets (in mill.)	Net Income (in thousands)	Cumulative Earnings** (in thousands)
1.	Centra	Morgantown, WV	$1,236	$5,365	$50,304
2.	BCB	Bayonne, NJ	618	2,204	23,300
3.	Southern First	Greenville, SC	742	1,082	19,577
4.	North State	Raleigh, NC	711	1,614	17,929
5.	New Century	Dunn, NC	628	285	15,865
6.	Alpine Capital	New York, NY	208	1,503	14,670
7.	Two River	Middletown, NJ	633	798	10,214
8.	1st Colonial	Collingswood, NJ	240	365	4,946
9.	CommerceFirst	Annapolis, MD	192	150	3,332
10.	Bank of Oak Ridge	Oak Ridge, NC	351	372	3,150

*Bank level data for the six months ended June 30, 2009. Includes all 26 de novo banks started in 2000 and still operating, located in the Atlantic seaboard states from South Carolina to Maine, and includes West Virginia and Ohio.
**Retained earnings plus all cash dividends paid.
Source: SNL Financial, Charlottesville, Virginia.

Class of 2000
Ranked by Assets*

Rank	Bank	City, State	Assets (in millions)	Equity (in millions)	Equity/Assets
1.	Bancorp	Wilmington, DE	$1,729	$181	10.46%
2.	Centra	Morgantown, WV	1,236	118	9.52
3.	First National	Spartanburg, SC	836	40	4.78
4.	Southern First	Greenville, SC	742	70	9.38
5.	North State	Raleigh, NC	711	51	7.20
6.	Two River	Middletown, NJ	633	82	12.96
7.	New Century	Dunn, NC	628	73	11.65
8.	BCB	Bayonne, NJ	618	54	8.76
9.	Bank of Oak Ridge	Oak Ridge, NC	351	27	7.70
10.	TrustAtlantic	Raleigh, NC	338	35	10.27

*Bank level data for the six months ended June 30, 2009. Includes all 26 de novo banks started in 2000 and still operating, located in the Atlantic seaboard states from South Carolina to Maine, and includes West Virginia and Ohio.
Source: SNL Financial, Charlottesville, Virginia.

DANIELSON ASSOCIATES

Class of 2000
Ranked by YTD Earnings*

Rank	Bank	City, State	Assets (in mill.)	Net Income (in thous.)	ROA	ROE
1.	Centra	Morgantown, WV	$1,236	$5,365	.88%	9.32%
2.	Bancorp	Wilmington, DE	1,729	2,734	.31	3.04
3.	BCB	Bayonne, NJ	618	2,204	.74	8.16
4.	North State	Raleigh, NC	711	1,614	.46	6.36
5.	Alpine Capital	New York, NY	208	1,503	1.25	11.78
6.	Southern First	Greenville, SC	742	1,082	.30	3.18
7.	Two River	Middletown, NJ	633	798	.25	2.01
8.	American Community	Glen Cove, NY	152	472	.64	7.43
9.	Harvest Community	Pennsville, NJ	205	419	.44	5.71
10.	Bank of Oak Ridge	Oak Ridge, NC	351	372	.22	2.92

*Bank level data for the six months ended June 30, 2009. Includes all 26 de novo banks started in 2000 and still operating, located in the Atlantic seaboard states from South Carolina to Maine, and includes West Virginia and Ohio.
Source: SNL Financial, Charlottesville, Virginia.

DANIELSON ASSOCIATES

CORPORATE INFORMATION

Centra Headquarters
990 Elmer Prince Drive
Morgantown, WV 26508

Independent Registered Public Accountants
Ernst & Young, LLP

Registrar and Transfer Agent
If you have any questions concerning transfer procedures or other stock account matters, please contact our transfer agent at the following address:

Registrar & Transfer Company
P.O. Box 664, Cranford, NJ 07016
(800) 368-5948

Shareholder Relations
Timothy P. Saab, Corporate Secretary
Centra Financial Holdings, Inc.
990 Elmer Prince Drive
Morgantown, WV 26505
(304) 581-6002
tsaab@centrabank.com

Centra Annual Report on Form 10-K
The company's annual report is filed with the U.S. Securities and Exchange commission on Form 10-K. For current and prior years reports, access the SEC website at **www.SEC.go**

Centra
Financial Holdings, Inc.

MORGANTOWN, WV

Suncrest	Waterfront	Cheat Lake	Sabraton	Westover
304-598-2000	304-292-2000	304-284-8630	304-284-8000	304-581-6262

BOARD OF DIRECTORS

JULIAN E. BAILES, M.D.
Chairman
Department of Neurosurgery
WVU School of Medicine

LAURENCE DeLYNN
Retail Consultant

ARTHUR GABRIEL*
President
Gabriel Brothers, Inc.

DOUGLAS J. LEECH*
Chairman & CEO
Centra Financial Holdings, Inc. & Centra Bank

ROBERT E. LYNCH, JR.
Vice-President
Davis-Lynch Glass Co.

PAUL F. MALONE, M.D.
Physician
President, Morgantown ENT Clinic

MARK R. NESSELROAD*
Chief Executive Officer
Glenmark Holding LLC

PARRY PETROPLUS*
President
Petroplus & Associates

MILAN PUSKAR*
Founder, Mylan Labs, Inc.
Retired Chairman

PAUL T. SWANSON*
Chairman, CWS Inc., and Swanson Plating

RITA D. TANNER
Realtor
Old Colony Realtors

BERNARD G. WESTFALL*
Retired President & CEO
WV United Health Systems

HAGERSTOWN, MD

Pennsylvania Ave.	Frederick Street	North Pointe Dr.
301-739-1930	301-739-4690	301-671-3600

BOARD OF DIRECTORS

HOWARD B. BOWEN
President, Ewing Oil Corporation, Inc.

ROBERT S. COCHRAN
President, Robert Cochran Insurance & Financial Services, LLC

JAMES E. CREMINS, M.D.
Physician, Digestive Disorders Consultants

SUZANNE GLOCKER
Broker/Owner, The Glocker Group Realty Results

JOHN P. ITELL, CPA, CVA
Managing Partner, Albright Crumbacker Moul & Itell

DOUGLAS J. LEECH*
Chairman, Centra Financial Holdings, Inc.

MICHAEL A. MURRAY*
President, Direct Mail Processors, Inc.

LEROY E. MYERS JR.
President, Myers Building Systems, Inc.

RICHARD W. PHOEBUS SR.
President, Hagerstown/Washington County Industrial Foundation Organization

CURTIS E. SPICHER
President, Spicher's Appliances, Inc.

MARTINSBURG, WV

Foxcroft	N. Martinsburg	South Berkeley	Spring Mills
304-262-6500	304-260-9207	304-229-4500	304-274-6780

BOARD OF DIRECTORS

MANUEL P. ARVON
Superintendent, Berkeley County School System

KENNETH L. BANKS, DDS
General Dentistry

JAMES W. DAILEY, II*
Chairman, W. Harley Miller Contractors
Vice-Chairman, Farmers & Mechanics Mutual Insurance Co.

DEBORAH J. DHAYER
Owner, Eddies Tire Service

TERRY W. HESS
Owner, JayDee's Family Fun Center

HENRY KAYES
President/CEO-Martinsburg
Chief Operating Officer
Centra Bank, Inc.

MICHAEL B. KELLER
Attorney, Bowles Rice McDavid Graff & Love

DOUGLAS J. LEECH*
Chairman, Centra Financial Holdings, Inc.

ROBERT A. McMILLAN*
President, Jefferson Distributing Company

JEFFREY S. PETRUCCI
President Heiston Supply Inc.

D. SCOTT ROACH
President, R.M. Roach & Sons, Inc.

ROBERT S. STRAUCH, M.D.
Surgeon

FAYETTE COUNTY, PA

Uniontown	Smithfield	Point Marion	Walnut Hill
724-439-8636	724-569-9551	724-725-5224	724-430-2300

BOARD OF DIRECTORS

DAVID M. CALLAHAN
Owner, Clar-Mac Sales

C. CHRISTOPHER CLUSS*
President & CEO
Cluss Lumber

JAMES T. DAVIS
Attorney & Partner
Davis & Davis

NANCY M. DECKER
President, The Laurel Business Institute

PETER GABRIEL, M.D.
Physician

DR. MALLARD T. GEORGE
George's Dental Associates

WILLIAM B. KANIA
Certified Public Accountant
William B. Kania & Associates

DOUGLAS J. LEECH*
Chairman, Centra Financial Holdings, Inc.

WILLIAM R. SMITH
Certified Public Accountant
Smith, Lewis, Chess and Company

GERALD R. SOLOMON
Judge, Fayette County Court of Common Pleas

*Director of Centra Financial Holdings, Inc.